IEG Holdings Corporation Surpasses $16 Million Cumulative Loan Volume Level After Increasing 192% Since January 2015

Las Vegas, Nevada – (January 2, 2018) – IEG Holdings Corporation (OTCQB: IEGH) announced today that it provided an additional $960,000 in new consumer loans via its www.mramazingloans.com website over the October to December 2017 period, surpassing the $855,000 provided over the July to September 2017 period. Since January 2015, cumulative loan volume has increased by 192% from $5,549,023 to $16,209,023 as of December 31, 2017.

Make sure you are first to receive timely information on IEG Holdings when it hits the newswire by signing up for IEG Holdings’ email news alert system at http://www.investmentevolution.com/alerts.

About IEG Holdings Corporation

IEG Holdings Corporation provides online $5,000 and $10,000 unsecured consumer loans under the brand name, “Mr. Amazing Loans,” via its website, www.mramazingloans.com . For more information about IEG Holdings, visit www.investmentevolution.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in IEG Holdings’ filings with the SEC. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond IEG Holdings’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects IEG Holdings’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. IEG Holdings assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The contents of IEG Holdings’ website referenced herein are not incorporated into this press release.

Contact:

Company

Paul Mathieson

IEG Holdings Corporation

Chairman/CEO and Founder

info@investmentevolution.com